SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 20, 2007

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Harbor Bay Parkway, Alameda, California 94502

(Address of principal executive offices, including zip code)

(510) 748-4900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 8.01         Other Events.

The Company issued a press release dated August 20, 2007 announcing that, subject to market conditions, it plans to privately offer up to $10,000,000 of senior secured convertible debentures and warrants (the “Securities”).   In accordance with Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), the Company files a copy of the press release as Exhibit 99.1 hereto.  The timing of the closing of the offering will be subject to market conditions. The Company plans to use the net proceeds of the offering for general corporate purposes.

The Securities are expected to have basic terms described in the press release.  All terms are subject to market conditions and may vary materially from those set forth in the press release.  No assurance is given that the Company will be able to close the financing described herein, or that if a financing is closed that the terms and conditions of the financing will not differ materially from those described herein.

The offering will be conducted as a private placement made only to accredited buyers in accordance with Section 4(2) of the Securities Act.  The Securities will not be registered under the Securities Act and may not be offered or sold without registration unless an exemption from such registration is available.

This notice is issued pursuant to Rule 135c of the Securities Act, and does not constitute an offer to sell the Securities, nor a solicitation for an offer to purchase the Securities.

ITEM 9.01         Financial Statements and Exhibits.

(c)   Exhibits. The following exhibits accompany this Report:

Exhibit No.	Exhibit Description

99.1	Press Release dated August 20, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: August 20, 2007

EXHIBITS

Exhibit No.	Exhibit Description

99.1	Press Release dated August 20, 2007